Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Caprius, Inc.
Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-47517, 33-70834 and 33-78928) of our report dated November 14, 2003 except for Notes E and N which are as of February 18, 2004, relating to the consolidated financial statements of Caprius, Inc. appearing in the Company's Annual report on Form 10-KSB for the year ended September 30, 2003. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.


                                                  /s/ BDO SEIDMAN, LLP


Boston, Massachusetts

February 18, 2004